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                                                                   EXHIBIT 10.14

                         MUTUAL TERMINATION AGREEMENT


     This Mutual Termination Agreement (the "Agreement") is entered into as of December ___, 1998, by and between Barrick Gold Exploration Inc., an Ohio corporation ("Barrick"), and Atlas Corporation, a Delaware Corporation, Atlas Gold Mining Inc., a Nevada corporation, and Atlas Precious Metals Inc., a Nevada corporation (collectively "Atlas"). Barrick and Atlas are sometimes referred to herein individually as "Party" or collectively as "Parties."

                                   RECITALS

     A. Barrick and Atlas entered into that certain Asset Purchase Agreement as of June 3, 1997, pursuant to which Barrick agreed to purchase from Atlas certain Purchased Claims and agreed to obtain from Atlas the right to acquire certain Excluded Claims (collectively the "Claims"), in each case together with the related Leases, Contracts, Fixtures and Improvements, Water Rights, Related Rights and Information, as each is defined in the Asset Purchase Agreement, and to conduct certain exploration and other investigatory activities with respect to the Claims. The Claims, Contracts and Leases are more particularly described in Exhibit A to the Asset Purchase Agreement, and all Water Rights and Related Rights are listed in Exhibit B to the Asset Purchase Agreement.

     B. Pursuant to Section 6 of the Asset Purchase Agreement, Barrick agreed to perform exploration work and make certain expenditures during the two year period following the closing date of the Asset Purchase Agreement.

     C. Pursuant to Section 15(a) of the Asset Purchase Agreement, the Parties mutually desire to terminate the Asset Purchase Agreement, and Barrick desires to reconvey to Atlas all of Barrick's right, title and interest in and to Claims, including the right to acquire the Excluded Claims, and to any right or interest in the related Leases, Contracts, Fixtures and Improvements, Water Rights, Related Rights and Information obtained by Barrick pursuant to the Asset Purchase Agreement.

                                   AGREEMENT

     In consideration of the promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties mutually agree as follows:

     1.  Settlement.   In full satisfaction of any and all obligations or
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responsibilities incurred by Barrick under the Asset Purchase Agreement, including without limitation the obligation to make any payment or perform any act described in Section 6 of the Asset Purchase Agreement, the Parties agree that Barrick will (a) remit a one time settlement payment to Atlas in the amount of US$150,000 (the "Settlement Payment") and (b) perform the Reconveyance described in Section 2 below. Barrick further agrees to release its rights under the Asset Purchase Agreement to acquire the Excluded Claims. The Settlement Payment shall be remitted as a single payment to Atlas at the closing of the transaction contemplated by this Agreement (the "Closing") by wire transfer or other immediately available funds.

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     2.  Reconveyance.  Barrick hereby agrees to reconvey to Atlas at the
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Closing all of the right, title, and interest of Barrick in and to the Purchased
Claims, Excluded Claims, Contracts, Leases, Fixtures and Improvements, Water Rights, Related Rights and Information previously conveyed by Atlas to Barrick under the Asset Purchase Agreement (the "Reconveyance"). The Parties agree that this Reconveyance shall be made on an "as is, where is" basis and without any warranties or representations whatsoever, except that the Reconveyance shall be clear of defects, liens and encumbrances created by, through or under Barrick. The Mining Deed, Assignment and Assumption Agreement and Memorandum of Agreement necessary to effect this Reconveyance shall be executed by the Parties at Closing and are attached hereto as Exhibits A, B and C, respectively.

     3.  Post-Termination Obligations.  Barrick shall bear all recording fees
         ----------------------------
and BLM transfer fees associated with the Reconveyance. All other fees, expenses, taxes, and other costs associated with the Reconveyance if any, including without limitation real estate taxes, transfer fees, and income taxes, shall be the sole responsibility of Atlas. From and after the Closing, Atlas shall assume the responsibility for performing all obligations arising under, or necessary for the maintenance of, the Claims, Contracts, Leases, Water Rights and Related Rights, including all payments due with respect thereto. At Closing, with respect to those Leases requiring that written notice of the assignment be provided to the lessor, Atlas shall furnish proof that such written notice will be provided. Atlas also shall assume upon Closing the obligation to obtain all consents required under any applicable mining leases or other agreements in respect of the Reconveyance to Atlas. With respect to those Leases for which such consent is required, Atlas shall be responsible for satisfying all obligations under such Leases that become due after the Closing and during which time consent has not been given, and should Atlas fail to satisfy such obligations Barrick may terminate or surrender the subject Lease or Leases as provided therein. Barrick agrees to execute any agreements as may be reasonably required to effect the Reconveyance, but shall have no obligation to make any money payments with respect to such agreements.

     4.  Access and Reclamation.  The Parties agree that Barrick shall continue
         ----------------------
to have full access to the properties on which the Claims are situated to the extent necessary or convenient to (a) complete the reclamation obligations incurred in connection with Barrick's exploration activities on the properties and (b) obtain the release from the BLM and other regulatory agencies of any bonds or security for performance provided by Barrick in connection with the exploration activities, without further compensation or payment to Atlas, and Atlas agrees to ensure that any easements, rights of way, or other possessory rights necessary or convenient to complete such reclamation work would be provided to Barrick without cost or expense to Barrick for a period of time extending through July 30, 1999, or longer if reasonably required only if Atlas is reasonably able to do so.

     5.  Access to Data.  Barrick will make available to Atlas for inspection
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and copying during normal business hours, at the sole cost and expense of Atlas, all data and technical information relating to the exploration work conducted by or on behalf of Barrick with respect to the Claims, exclusive of interpretive materials.

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     6.  Release.  Atlas, in addition to other commitments made herein by
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Barrick, accepts the Settlement Payment and Reconveyance as consideration for termination of the Asset Purchase Agreement and in full satisfaction of the obligations of Barrick under the Asset Purchase Agreement, and acknowledges that Barrick has fully performed or otherwise satisfied all obligations for which Barrick was responsible under the Asset Purchase Agreement prior to Closing. Atlas fully releases Barrick from the performance of all obligations under the Asset Purchase Agreement and agrees that Atlas will not assert any claims against Barrick arising out of or relating to any alleged non-performance or breach of such obligations. Any liabilities unrelated to Barrick's activities on the properties that arise after Closing shall be borne by Atlas, and Atlas agrees to indemnify, release and hold harmless Barrick with respect to any claims, liabilities, judgments, or awards with respect thereto.

     7.  Approval of Bankruptcy Court.  This Agreement shall be first executed
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by Barrick and Atlas and then submitted by Atlas to the Bankruptcy Court for approval. The Agreement shall become effective upon the Court's issuance of a non-appealable Order approving the Agreement in Case No. 98-23331 DEC, United States Bankruptcy Court for the District of Colorado. Closing shall take place within twenty four (24) hours of the Court's Order, provided, however, that the Agreement shall terminate by operation of law if Closing does not occur by March 1, 1999. The costs incurred by Atlas in connection with obtaining this Order shall be borne solely by Atlas. Upon execution and during the pendency of such Court Order, any property holding payments or other payments made by Barrick pursuant to the Leases and Contracts shall reduce the Settlement Payment on a dollar for dollar basis. Barrick has been advised that Atlas is seeking to reduce land holding costs relating to the Leases and Contracts, and Barrick agrees to make a partial payment or no payment upon written instruction by Atlas so long as Atlas provides written evidence that such reduction in payment is acceptable to the lessor or other party to the agreement and that such reduced payment will not result in a termination of the Lease or Contract.

     8.  Entire Agreement.  This Agreement and the Asset Purchase Agreement
         ----------------
constitute the complete understanding between the Parties and supersedes any other understandings, agreements, or representations by or between the Parties, written or oral, to the extent they may relate in any way to the subject matter of the Agreement and the Asset Purchase Agreement. This Agreement shall modify the Asset Purchase Agreement only to the extent provided herein, and provisions of the Asset Purchase Agreement not so modified shall remain in effect to the extent that such provisions survive termination.

     9.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     10. Headings.  The section headings contained in this Agreement are
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inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11. Governing Law.  This Agreement shall be governed by and construed in
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accordance with the domestic laws of the State of Nevada without giving effect to any choice or

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conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Nevada, except with respect to matters of corporate securities laws which matters shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware.

     12.  Amendments:  No Amendment of any provision of this Agreement shall be
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valid on any Party unless the same shall be in writing and signed by such Party.

     13.  Severability.  Any term of this Agreement that is invalid or
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unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     14.  Expenses.  Each of the Parties will bear its own costs and expenses
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(including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     15.  Construction.  The Parties have participated jointly in the
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negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean "including without limitation."

     16.  Incorporation.  The Exhibits identified in this Agreement are
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incorporated herein by reference and made a part hereof.

     17.  Submission to Jurisdiction.  Each of the Parties submits to the
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jurisdiction of any state or federal court sitting in Nevada, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waves any bond, surety, or other security that might be required of any other Party with respect thereto. Nothing in this Section shall affect the right of any Party to bring an action or proceeding arising out of or relating to this Agreement in any other court as permitted by law.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.



                                        BARRICK GOLD EXPLORATION INC.

                                        By:
                                           -------------------------------------
                                        Name:  /s/ Alex Davidson
                                             -----------------------------------
                                        Title: Vice President
                                              ----------------------------------

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                                        ATLAS CORPORATION


                                        By: /s/ Gregg B. Shafter
                                           -------------------------------------
                                        Name:   Gregg B. Shafter
                                        Title:  President


                                        ATLAS GOLD MINING INC.


                                        By: /s/ Gregg B. Shafter
                                           -------------------------------------
                                        Name:   Gregg B. Shafter
                                        Title:  President


                                        ATLAS PRECIOUS METALS INC.

                                        By: /s/ Gregg B. Shafter
                                           -------------------------------------
                                        Name:   Gregg B. Shafter
                                        Title:  President

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